Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
To the Board of Directors
Majesco Entertainment Company
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-136260 and 333-168008) and Forms S-3 (333-122519; 333-115822; 333-121640; 333-120103; 333-135463; 333-146253; 333-159980; and 333-173863) of Majesco Entertainment Company and subsidiary of our report dated June 30, 2011, relating to the financial statements of Quick Hit, Inc. as of December 31, 2010 and for the two years in the period ended December 31, 2010, which appear in this Form 8-K/A.

/s/ Levine, Katz, Nannis + Solomon, PC
Levine, Katz, Nannis + Solomon, PC

Needham, MA July 13, 2011